Exhibit 99.1

Precision BioSciences Completes Strategic Transaction with Imugene for Azer-Cel in Cancer

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Precision Eligible to Receive up to $227 Million in Upfront Economics and Milestone Payments for Azer-Cel in Addition to Double-Digit Royalties on Sales
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Imugene to Assume Control of Precision’s Cell Therapy Infrastructure in Pursuit of Biologics License Application for Azer-Cel in LBCL Patients who Relapse Following CAR T Treatment
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Upfront Cash and Reduced Operating Expenses Extend Precision’s Expected Cash Runway through Q3 2025 as the Company Pivots to Focus on In Vivo Gene Editing

DURHAM, N.C., August 15, 2023 -- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage gene editing company developing ARCUS®-based in vivo gene editing therapies, today announced completion of a strategic transaction with Imugene Limited (ASX: IMU) for global rights to Azercabtagene Zapreleucel (azer-cel), Precision’s lead allogeneic CAR T candidate, for cancer. Imugene will assume ongoing clinical execution for azer-cel in the large B-cell lymphoma (LBCL) population who have relapsed following autologous CAR T treatment. The license also includes an option to develop up to three other cancer research programs in the future.

“We are excited to reach this key inflection point for Precision BioSciences with the achievement of three milestones – first, the completion of a global deal with Imugene for azer-cel in cancer; second, the extension of our expected cash operating runway to greater than two years; and third, our pivot to focus exclusively on in vivo gene editing,” said Michael Amoroso, Chief Executive Officer at Precision BioSciences. “We are very pleased to partner with Imugene as they plan to leverage azer-cel’s clinical data package and recent regulatory feedback to continue its path toward a pivotal trial in LBCL and potentially help patients in dire need. Our commercial and scientific interests are closely aligned, and we believe Precision’s allogeneic CAR T technology can complement the novel oncology approaches being pursued by Imugene, especially its OnCARlytics platform for solid tumors.”

“After an extensive review of the allogeneic CAR T landscape, we are excited to progress what we believe is the most advanced allogeneic CAR T program – azer-cel, which has regulatory feedback and a broad data set. This is an important opportunity to develop a much-needed treatment for the growing number of lymphoma patients who have relapsed following CAR T treatment and is complementary to our pipeline, which is designed to unleash the immune system to fight cancer, including our OnCARlytics program,” said Leslie Chong, Chief Executive Officer and Managing Director at Imugene Limited.

In exchange for global rights to azer-cel for cancer, as well as Precision BioSciences’ CAR T infrastructure and its experienced cell therapy teams, Precision will receive upfront economics valued at $21 million (all figures in USD) consisting of cash and equity. In addition, Precision is eligible for an $8 million near-term payment in cash and equity upon successful completion of the phase 1b dosing in the CAR T relapsed LBCL patient population. For azer-cel, Precision is eligible to receive up to $198 million in additional milestone payments and double-digit royalties on net sales. For each additional research program selected by Imugene, Precision is eligible for up to $145 million in milestone payments and tiered royalties on net sales.

Precision’s PBCAR19B stealth cell and its CAR T assets targeting multiple myeloma, as well as all rights to non-oncology indications for azer-cel, remain available for development through partnership only.

Corporate & Financial Update

As a result of this transaction, Precision expects to reduce its annual operating spend by approximately $20 million from the current base case and has right-sized the company to operate as a single platform company focused on in vivo gene editing. Upfront cash from this transaction, reduced CAR T operating expenses, and continued fiscal discipline are expected to extend Precision’s cash runway through the third quarter of 2025.

“As we pivot our full attention and resources to leveraging the core features of ARCUS for differentiated in vivo gene editing programs, we are prepared to capitalize on the utility of ARCUS to produce a profound impact on diseases in the liver and beyond, including those that are best suited for gene insertion or excision of large defective gene sequences. We look forward to providing additional updates about our in vivo gene editing progress at our upcoming R&D event on September 12, 2023” added Mr. Amoroso.

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform. ARCUS is a highly precise and versatile genome editing platform that was designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the Company’s pipeline consists of several in vivo gene editing candidates designed to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the clinical development and expected safety, efficacy and benefit of our product candidates (including azer-cel) and gene editing approaches including editing efficiency and differentiating aspects; the suitability of ARCUS nucleases for gene insertion, large gene deletion, and other complex gene editing approaches; the expected timing of regulatory processes; expectations about our operational initiatives and business strategy; expectations around partnership opportunities; our expected cash runway; expectations about achievement of key milestones and receipt of any milestone, royalty, or other payments; expected cash savings from the transaction with Imugene; expectations regarding our liquidity and capital resources; and the timing of our upcoming R&D event. The words “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “promise,” “pursue,” “should,” “target,” “will,” “would,” and other similar words or expressions, or the negative of these words or similar words or expressions, are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. These statements are neither promises nor guarantees, but involve number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to become profitable; our ability to procure sufficient funding to advance our programs; risks associated with raising additional capital and requirements under our current debt instruments and effects of restrictions thereunder; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities and preclinical and clinical studies; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; our or our collaborators’ ability to identify, develop and commercialize product candidates; pending and potential product liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates; our or our collaborators’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to obtain an adequate supply of T cells from qualified donors; our ability to achieve our anticipated operating efficiencies at our manufacturing facility; delays or difficulties in our and our collaborators’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; our ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations; our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; the rate and degree of market acceptance of any of our product candidates; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate executives and personnel; effects of system failures and security breaches; insurance expenses and exposure to uninsured liabilities; effects of tax rules; effects of any pandemic, epidemic, or outbreak of an infectious disease; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events; effects of sustained inflation, supply chain disruptions and major central bank policy actions; market and economic conditions; risks related to ownership of our common stock, including fluctuations in our stock price, and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as any such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website under SEC Filings at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor and Media Contact:

Mei Burris

Director, Investor Relations and Finance

Mei.Burris@precisionbiosciences.com